SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) Securities

Exchange Act of 1934

Filed by the Registrant	☐
Filed by a party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN REPUBLIC REALTY FUND I

(Name of Registrant as Specified in Its Charter)

Everest Management, LLC

And

Everest Properties II, LLC

And

Millenium Management, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee paid:
☐	Fee paid previously with preliminary materials
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date filed:

Everest

199 S. Los Robles Ave., #200

Pasadena, CA 91101

Tel: 626-585-5920

PRESS RELEASE	-	PRESS RELEASE	-	PRESS RELEASE

EVEREST MANAGEMENT, LLC

EVEREST PROPERTIES II, LLC

MILLENIUM MANAGEMENT, LLC

199 S. Los Robles Avenue, Suite 200

Pasadena, CA 91101

CONTACT: Chris Davis or Stacey McClain of Everest Properties II, LLC

(626) 585-5920

FOR IMMEDIATE RELEASE

PASADENA, CALIFORNIA, February 14, 2007 – EVEREST MANAGEMENT, LLC, EVEREST PROPERTIES II, LLC and MILLENIUM MANAGEMENT, LLC (collectively, “Everest”) today announced that they have extended the Expiration Date of their outstanding solicitations for the consent of limited partners in American Republic Realty Fund I, LP (“American Republic”) to remove Robert J. Werra as the general partner of American Republic and elect Millenium Management, LLC as the new general partner of American Republic. The Expiration Date has been extended to 11:59 p.m. Pacific Time on the earlier to occur of (i) Thursday March 15, 2007 or such later date to which Millenium determines to extend the solicitation, and (ii) the date Everest is able to determine that the Required Consents are received.